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                                                  EXHIBIT 10.18
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                                                                   EXHIBIT 10.18
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                               NORTH COUNTY BANK

                         SALARY CONTINUATION AGREEMENT

     This Salary Continuation Agreement (the "Agreement") is entered into effective the LSAT day of December, 1996, by and between North County Bank, a California banking corporation, and Rod D. Jones, a full-time salaried officer thereof (the "Participant"). The term "Bank" as used in this Agreement, shall mean and include North County Bank, any bank holding company affiliate thereof and any consolidated subsidiary corporations and successors.

     1. GRANT OF SALARY CONTINUATION BENEFITS.   Pursuant to the action of the
Board of Directors, the Bank hereby grants to the Participant the salary continuation benefits set forth in subsections 1 (a) through (e) hereof. For purposes of this Section 1, the Participant will be deemed to have been "continuously employed" by the Bank if he has performed his duties as an employee of the Bank on a full-time basis without any material break in employment. A "material break in employment" shall be defined as (I) voluntary termination by the Participant of his employment or termination by the Bank without cause of the Participants employment for a period in excess of ninety
(90) consecutive days during any calendar year, (ii) termination by the Bank with cause, or (iii) any other period of time totaling ninety (90) days during any calendar year, during which time the Participant has ceased to perform his duties as an employee of the Bank on a full-time basis; provided, however, that a material break in employment shall not include any military leave, sick leave or other bona fide leave of absence (to be determined by the Board of Directors) of the Participant and, solely for purposes of calculating benefits under
Section 2 herein, a material break in employment also shall not include any termination of the Participant as a result of total disability as described in subsection 1 (e) herein. For purposes of determining the amount of benefits to be paid to the Participant under this Agreement, commencing upon the effective date of the Agreement, each twelve-month period in which the Participant has been continuously employed by the Bank shall be deemed a "Full Year of Employment With the Bank Completed."

          (a) BENEFITS UPON RETIREMENT. The Bank shall pay to the Participant an annual retirement benefit of Seventy Thousand Dollars ($70,000) per year for fifteen (15) consecutive years. Such payments shall be made in one hundred eighty (180) equal monthly installments commencing on the first business day of the month following the Participant's retirement date (as set forth below) and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full. The Bank shall have no obligation under this subsection 1 (a), except as provided- in subsection 1 -C-or (d) herein, if the Participant was not continuously employed (as defined above) by the Bank during the period from the date of execution of this Agreement until the Participant's retirement date set forth below. For purposes of this Agreement, the Participant's retirement date shall be the first day of the calendar month following the Participant's sixty-fifth (65th) birthday.

     (b)  BENEFIT UPON DEATH PRIOR TO RETIREMENT.   In the event the Participant
dies prior to retirement while still employed by the Bank, the Bank shall pay to the beneficiary designated by the Participant, the Participant's surviving spouse, if any, or to the Personal Representative of the Participant's estate, as the case may be (as more fully described in Section 6 hereof), an annual death benefit of Seventy Thousand Dollars ($70,000) per year for fifteen (15) consecutive years. Such death benefit shall be payable for fifteen (15) consecutive years in one hundred eighty (180) equal monthly installments commencing on the first business day of the month following the Participant's death and continuing on the first business day of each month thereafter until all of the specified number of installments have been paid in full.

     (c) BENEFITS UPON TERMINATION OF EMPLOYMENT FOLLOWING A REORGANIZATION. In the event the Bank or any successor corporation terminates the Participant's employment following any Reorganization (as defined in Section 5 herein), the Bank or such successor corporation shall pay to the Participant the full retirement benefits granted by the Bank in subsection 1 (a) of this Agreement. Such retirement payments shall be payable for fifteen (15) consecutive years


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in one hundred eighty (180) equal monthly installments commencing upon the first business day of the month following the Participant's retirement date (as set forth in subsection 1 (a) hereof) and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full.

     (d) BENEFITS UPON TERMINATION OF EMPLOYMENT BY THE BANK WITHOUT CAUSE. In the event the Bank terminates the Participant's employment with the Bank without cause, the Bank shall pay to the Participant a certain percentage of the retirement benefits granted by the Bank in subsection 1 (a) of this Agreement. Solely for the purpose of determining benefits to be paid hereunder, termination "without cause" shall mean termination of the Participant's employment with the Bank for any reason whatsoever; provided, however, that termination "without cause" shall not include any termination of Participant's employment with the Bank for "cause," or as a result of the Participant's voluntary termination of his employment with the Bank, the Participant's death or total disability, or as a result of any Reorganization (as defined in Section 5 herein). The annual retirement benefit payable by the Bank to the Participant pursuant to this subsection 1 (d) shall be equal to the amount which corresponds to the percentage of such retirement benefits which have vested as determined by the following vesting schedule:

     FULL YEARS OF            PERCENT OF                     AMOUNT OF
      EMPLOYMENT              RETIREMENT                      ANNUAL
     WITH THE BANK             BENEFITS                     RETIREMENT
      COMPLETED                 VESTED                        BENEFIT

          1                       20.00%                    $14,000.00
          2                       40.00%                    $28,000.00
          3                       60.00%                    $42,000.00
          4                       80.00%                    $56,000.00
          5                      100.00%                    $70,000.00

     Such retirement payments shall be payable by the Bank for fifteen (15) consecutive years in one hundred eighty (180) equal monthly installments commencing upon the first business day of the month following the Participant's retirement date (as set forth in subsection 1 (a) hereof) and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full.

          (e) BENEFITS UPON TERMINATION OF EMPLOYMENT DUE TO TOTAL DISABILITY. In the event the Participant's employment with the Bank is terminated due to "total disability" (as defined herein), the Bank shall pay to the Participant an annual retirement of $70,000 per year, minus any amounts payable to the Participant under any other disability insurance or plan provided by the Bank. Such retirement payments shall be payable by the Bank for fifteen (15) consecutive years in one hundred eighty (180) equal monthly installments commencing upon the first business day of the month following the Participant's retirement date (as set forth in subsection 1 (a) hereof) with the Bank and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full.

          In the event the Participant has entered into a written employment agreement with the Bank, then, solely for the purpose of determining benefits to be paid under this Agreement, "total disability" shall have the same definition as that set forth in such employment agreement. If the Participant has not entered into a written employment agreement with the Bank (or if "total disability" is not defined in such employment agreement), then, solely for the purpose of determining benefits to be paid under this Agreement, "total disability" shall be defined as the inability of the Participant to engage in his regular duties as an employee of the Bank by reason of any medically determined physical or mental impairment for a period of one hundred eighty
(180) consecutive days or more. If there should be a dispute between the Bank and the Participant as to the Participant's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representatives, or if the parties cannot agree within ten (10) days after a request for designation of such party,


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then by a physician or psychiatrist designated by the San Diego County Medical
Association. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding upon the Bank and the Participant.

     2. DEATH SUBSEQUENT TO RETIREMENT, DISABILITY OR OTHER TERMINATION OF EMPLOYMENT . In the event the Participant dies subsequent to the retirement date set forth in subsection 1 (a), or as contemplated by Section 4, or subsequent to the date of his termination of employment by the Bank as a result of any Reorganization of the Bank as described in subsection 1 -C- or the date of his termination of employment by the Bank without cause, or termination of employment due to total disability, as described in subsections 1 (d) and (e), all of the retirement benefits (or the remaining retirement benefits, as the case may be) which are due the Participant pursuant to subsections 1 (a),
(C)-(e), or Section 4-, as applicable, shall be payable by the Bank to the beneficiary designated by the Participant on Exhibit A hereto, to the Participant's surviving spouse, or to the Participant's estate, as the case may be (as more fully described in Section 6 herein), in such installments and on such dates as were payable to the Participant prior to his death. Except as set forth in this Section 2, no other benefits shall be payable hereunder to the Participant's beneficiaries, surviving spouse or estate in the event the Participant dies subsequent to either his retirement date or the date of any termination of his employment with the Bank.

     3. VOLUNTARY TERMINATION OF EMPLOYMENT BY PARTICIPANT OR TERMINATION OF EMPLOYMENT FOR CAUSE . In the event the Participant voluntarily terminates his employment with the Bank, or in the event the Bank terminates the Participant's employment with the Bank for "cause," the Bank shall have no obligation to pay any benefits under this Agreement to such Participant or any beneficiary thereof. However, the Board of Directors reserves the right, in its sole discretion, in the case of voluntary termination of employment by the Participant, to allow the Participant to receive the same benefits as would apply in the event of termination by the Bank without cause (see Section 1 (d) hereinabove). If the Participant has entered into a written employment agreement with the Bank, then, solely for the purpose of determining benefits to be paid under this Agreement, "cause" shall have the same definition as that set forth in such employment agreement. If the Participant has not entered into a written employment agreement with the Bank, then, solely for the purpose of determining benefits to be paid under this Agreement, "cause" shall be defined as: (I) failure to perform or habitual neglect of the duties which the Participant is required to perform as an employee of the Bank, (ii) the Participant's suspension or removal from office by the Federal Deposit Insurance Corporation, the Superintendent of Banks of the State of California or any other regulatory agency having appropriate jurisdiction, (iii) engagement in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of the Participant's fitness or ability to perform his duties as an employee of the Bank as determined by the Board of Directors in good faith, or (iv) the commission by the Participant of any act which would cause termination of coverage under the Bank's Bankers' Blanket Bond as to the Participant (as distinguished from termination of coverage as to the Bank as a whole).

     Notwithstanding any other provision of this Agreement, termination of the Participant's employment with the Bank as a result of such Participant's death or "total disability (as defined herein) will not be deemed to be termination for "cause" for the purpose of determining benefits to be paid hereunder.

     4. LATE RETIREMENT. The Participant may apply to the Board of Directors for a late retirement. The decision whether to accept or reject such an application shall be in the sole discretion of the Board of Directors, and the Board shall have no obligation whatsoever to accept any such application. In the event the Board of Directors accepts the Participant's application for late retirement, this Agreement shall be amended to reflect the revised terms of such Participant's retirement date and amount of such retirement benefits. Such revised benefits shall be payable by the Bank pursuant to this Section 4 only to the extent that the Participant was continuously employed by the Bank during the period from the date of execution of this Agreement until the date of such Participant's revised retirement date. Retirement benefits under this Section 4 shall be payable in equal monthly installments for a period of fifteen (15) consecutive years commencing on the first business day of the month following the Participant's revised retirement date and continuing on the first business day of each month thereafter for one hundred eighty (180) consecutive months until all of the specified installments have been paid in full.


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     5. REORGANIZATION. In the event of (I) a merger where the Bank is not the surviving corporation, (ii) a consolidation, (iii) a transfer of all or substantially all of the assets of the Bank, or (iv) any other transaction where there is a change in ownership of at least fifty-one percent (51%) of all of the outstanding voting stock of the Bank or its parent holding company (any of the events described in subparagraphs (I) through (iv) above may be referred to in this Agreement as a "Reorganization"), this Agreement shall not be terminated. In the event of any Reorganization with the exception of a voluntary or involuntary dissolution, the surviving or resulting corporation, or the transferee of the Bank's assets or stock, whichever may apply, shall be bound by and shall have the benefits of this Agreement. The Bank shall take all actions necessary to ensure that such corporation or transferee is bound by the provisions of this Agreement. In the event the employment of the Participant is terminated at any time following a Reorganization, the Participant shall be entitled to the full benefits hereunder as specified in subsection 1 (c) hereof.

     6. BENEFICIARIES. The Participant may designate one or more ptimary or contingent beneficiaries to receive all or any specified portion of any benefits hereunder, at the time of the Participant's death remain payable by the Bank to the Participant. The Participant may designate such beneficiaries on Exhibit A attached hereto. The designation of any such beneficiaries may be changed or revoked at any time prior to the Participant's death by giving the Bank three
(3) days written notice of such change or revocation in the manner provided in
Section 9 of this Agreement.

     In the event the Participant shall fail to designate a beneficiary prior to his death or designates a beneficiary and thereafter revokes such designation without naming another beneficiary, or designates one or more beneficiaries and all such beneficiaries so designated shall fail to survive the Participant, any payments of benefits under this Agreement shall be made to the Participant's surviving spouse, if any, or otherwise to the Personal Representative of the Participant's estate.

     Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries designated by the Participant shall become fixed as of the Participant's death so that, if a beneficiary survives the Participant but dies prior to the receipt of all payments due such beneficiary, such remaining payments shall be payable to the Personal Representative of such beneficiary's estate.

     The Participant and his beneficiaries shall not have any assignable interest in the future payments due under this Agreement, nar any right to anticipate, dispose of, pledge or enc|unber the same prior to actual receipt thereof, nor shall the same be subject to attaclunent, garnislunent, or execution following judgment or other legal process instituted by the Participant's creditors or any such beneficiary; provided, however, that the balance of the Participant's benefit payments shall at all times be subject to offset for debts owed by the Participant to the Bank.

     7. EFFECT ON EMPLOYMENT RIGHTS. Nothing in this Agreement shall be deemed to give the Participant any right to remain in the employ of the Bank nor to affect the right of the Bank to terminate the employment of the Participant at any time, with or without cause, which right is hereby reserved. This Agreement shall not be considered a supplement or amendment to any contract of employment, either oral or written, between the Participant and the Bank.

     8. LIMITATION ON THE BANK'S OBLIGATION TO FUND AGREEMENT. The Bank shall have the right, but not an obligation, to earmark or segregate any funds or other assets to be used for payment of any benefits hereunder, The Bank's obligation to make payments hereunder is an unfunded and unsecured contractual obligation only; and in the event any insurance company or other obligor issuing a life insurance or annuity policy or other investment instrument purchased by the Bank to fund this Agreement shall fail or be in imminent danger thereof, the Bank shall have the right to take immediate action to recoup so much of its investment as possible, and shall have no obligation to fund this Agreement or portion thereof to the extent that this Agreement was intended to be funded by the proceeds of such policy, annuity or other investment. Under no circumstances shall the Participant or his beneficiaries have any beneficial or preferred interest by way of trust, escrow, lien or otherwise, in any specific assets or funds of the Bank, including any insurance or annuity contracts or the proceeds therefrom, as described below. The Participant and his beneficiaries shall look solely to the general credit of the Bank for satisfaction of any current or future obligation due under this Agreement.



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     No life insurance or annuity policy or other investment instrument purchased by the Bank in connection with this Agreement shall in any way be considered to be security for the performance of the Bank's obligations hereunder. The Bank shall be the owner and beneficiary of such policy(ies) and any such policy shall be, and remain, a general unpledged, unrestricted asset of the Bank.

     9. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery (professional courier acceptable) or three (3) business days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses: (a) if to the Bank, to its principal place of business, and (b) if to the Participant, to his address set forth on the signature page hereof. Such persons or addresses may change from time to time by notice given pursuant to the provisions of this Section.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     11. TERMINATION OR MODIFICATION BY THE BANK. The Bank reserves the right to terminate or modify this Agreement or the benefits payable hereunder in the event of (I) any changes in federal tax laws which would limit the Bank's available tax deductions in connection with the funding of this Agreement; or
(ii) any changes in applicable laws, regulations or regulatory policies which would cause this Agreement to be legally impermissible or would subject the Bank to criticism by a bank regulatory agency.

     12. LEGAL AND TAX ADVICE. The Bank has not provided the Participant with advice, warranties or representations regarding any of the legal or tax effects to the Participant with respect to the grant of benefits herein. By accepting this grant and by signing this Agreement, the Participant acknowledges that he is familiar with the terms of this Agreement, that he has been encouraged by the Bank to discuss this Agreement with his own legal and tax advisers, and that he agrees to be bound by all of the terms and conditions of this Agreement.

NORTH COUNTY BANK,                      EMPLOYEE
A CALIFORNIA BANKING CORPORATION                            I

/s/ James M. Gregg                      /s/ Rod D. Jones
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                                        Rod D. Jones
/s/ Michael J. Gilligan                 President and Chief Operating Officer
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                                        Participant's Address:
                                        44065 Highlander Dr.
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                                        Temecula, CA 92592
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